Exhibit 10.7

DATED                              15 April 2011

(1) HUTCHISON MEDIPHARMA HOLDINGS LIMITED

- and -

(2) HUTCHISON CHINA MEDITECH LIMITED

FIRST AMENDMENT TO THE

SHARES PROVISION

AGREEMENT

THIS FIRST AMENDMENT (“this Amendment”) is made on 15 April 2011

BETWEEN

(1)                                 Hutchison MediPharma Holdings Limited (registered under company number 203391), of P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Company”); and

(2)                                 Hutchison China MediTech Limited of P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“HCML”).

WHEREAS:

(1)                                 On 6 August 2008, HCML adopted the Hutchison MediPharma Holdings Limited share option scheme (“Scheme”). Pursuant to the provisions of the Scheme, Options (“Transfer Options”) may be granted by the Company to acquire Shares which can only be satisfied by a transfer of existing Shares and not by an issue of new Shares.

(2)                                 HCML and the Company entered into an agreement on 6 August 2008 (“Shares Provision Agreement”) whereby HCML agreed to transfer up to 6,000,000 Shares (being 20% of 30,000,000, the then entire number of issued shares in the share capital of the Company) on the exercise of the Specified Transfer Options pursuant to the Rules subject to receipt of the Exercise Price in each case and terms and conditions of the Shares Provision Agreement.

(3)                                 Pursuant to the Subscription and Shareholders Agreement dated 8 November 2010 between Mitsui & Co., Ltd., HCML and the Company and the Subscription Agreement dated 21 December 2010 between SBCVC Fund III Company Limited, HCML and the Company, the parties thereto have agreed to maintain the number of Shares to be transferred to the relevant Participants upon the exercise of the Transfer Options at 20% of the issued and outstanding shares of the Company on a fully diluted and as converted basis.

(4)                                 Currently, the Company has in issue a total of 30,000,001 Shares and 7,390,029 convertible preference shares and that the number of Shares representing 20% of the aggregate number of the issued and outstanding shares of the Company on a fully diluted and as converted basis shall be 7,478,006.

NOW, THEREFORE, by mutual request of the parties hereto and for good consideration (receipt of which is hereby acknowledged), the Shares Provision Agreement shall be amended as follows, effective as of the date of execution of this Amendment.

1.                                      Unless otherwise defined herein, the meanings of all terms with initial capitalization used in this Amendment shall be as defined in the Shares Provision Agreement.

2.                                      Paragraph (2) in the Background section of the Shares Provision Agreement is hereby revised to read as follows:

“HCML has agreed to transfer Shares on the exercise of the Specified Transfer Options (as defined below) pursuant to the Rules subject to receipt of the Exercise Price in each case and terms and conditions of this Agreement.”

3.                                      The following definition shall be inserted after the definition of “Participant” in clause 1.1 of the Shares Provision Agreement:

“Preference Share” means a convertible preference share in the capital of the Company;”

4.                                      Clause 3 “LIMIT OF OBLIGATIONS” of the Shares Provision Agreement is hereby revised to read as follows:

“Subject to clause 6, the maximum number of Shares which HCML shall be obliged to transfer or procure to transfer pursuant to this Agreement shall be 7,478,006 Shares and HCML may from time to time by notice in writing to the Company increase such maximum number.”

5.                                      Clause 6 “VARIATION OF SHARE CAPITAL” of the Shares Provision Agreement is hereby revised to read as follows:

“In the event of any alteration in the capital structure of the Company by way of capitalisation of profits or reserves, rights issue of Shares and/or Preference Shares, consolidation or subdivision of Shares and/or Preference Shares or reduction of the share capital of the Company in accordance with applicable laws and regulatory requirements (other than an issue of any share capital in satisfaction of a dividend in accordance with applicable laws or an issue of Shares and/or Preference Shares as or for consideration in respect of a transaction to which the Company is a party):

6.1                               the Company shall make such corresponding adjustments (if any) to the number or the Exercise Price of the Shares in respect of which outstanding Specified Transfer Options have been granted as the Board and HCML shall agree to be appropriate and this Agreement shall be construed as if it referred to such Specified Transfer Options as adjusted; and

6.2                               the maximum number of Shares which HCML shall be obliged to transfer on exercise of such Specified Transfer Options as specified in clause 3 shall be adjusted accordingly.”

6.                                      Clause 8 “TERMINATION” of the Shares Provision Agreement is hereby revised to read as follows:

“Not withstanding anything contained herein to the contrary, this Agreement shall terminate automatically when the Scheme shall cease to be valid and effective or no more Transfer Option is outstanding, whichever is the later.”

7.                                      Clause 10 “GENERAL”, clause 11 “GOVERNING LAW” and clause 12 “COUNTERPARTS” of the Shares Provision Agreement shall be renumbered as clause 9, clause 10 and clause 11 respectively.

8.                                      This Amendment shall be governed by and construed in accordance with the laws of England and Wales and the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Amendment and accordingly any proceedings, suit or action arising out of this Amendment shall be brought in such courts.

9.                                      The Shares Provision Agreement as modified by this Amendment constitutes the entire understanding and agreement of the parties as to the subject matter thereof.

10.                               This Amendment may be executed in counterparts or facsimile versions, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Signed by	)	Signature
for and on behalf of Hutchison China	)
MediTech Limited in the presence of a	)
witness:	)	Name (block capitals)
Director

Witness signature

Witness name
(block capitals)

Signed by	)	Signature
for and on behalf of Hutchison MediPharma	)
Holdings Limited in the presence of a witness:	)	Name (block capitals)
Director

Witness signature

Witness name
(block capitals)